Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, News America Debenture-Backed Series 2002-9

*CUSIP:	21988G437	Class	A-1
	21988GBT2	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 22, 2010.

INTEREST ACCOUNT

Balance as of December 1, 2010		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of December 22, 2010 Call Price received on December 22, 2010 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$118,489.58

LESS:
Distribution to Class A-1 Holders	-$	118,489.58
Distribution to Class A-2 Holders	-$	0.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of December 22, 2010		$0.00

PRINCIPAL ACCOUNT

Balance as of December 1, 2010		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of December 22, 2010 Call Price received on December 22, 2010 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$25,000,000.00
LESS:
Distribution of principal cash to Class A-1 Holders on December 22, 2010 Call Date	-$	25,000,000.00
Distribution of principal cash to Class A-2 Holders on December 22, 2010 Call Date (as set forth in the Trust Agreement, the Call Price for each related Call Date, in the case of the Class A-2 Certificates being purchased pursuant to the exercise of the Call Warrants, is $0)	-$	0.00
Distribution of $26,210,000 principal amount of underlying securities to Call Warrants Holder on December 12, 2010	-$	0.00
Balance as of December 22, 2010		$0.00

UNDERLYING SECURITIES HELD AS OF December 22, 2010

Principal Amount	Title of Security
$0	News America Incorporated 7.75% Senior Debentures due December 1, 2045
*CUSIP: 652478BA5

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.